UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2015, Iron Mountain Incorporated, or the Company, completed a private offering of $1.0 billion in aggregate principal amount of 6.000% Senior Notes due 2020, or the Notes. The Notes were sold at 100.0% of par. The net proceeds from the offering were approximately $984.0 million, after paying initial purchasers’ discounts and commissions and expenses. The net proceeds from the offering are expected to be used for the redemption of all of the Company’s outstanding 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 and for general corporate purposes. Pending such application for general corporate purposes, the Company expects to invest the proceeds in time deposits with large, highly-rated investment-grade institutions or repay outstanding borrowings under its revolving credit facility.

The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued under a Senior Indenture, dated as of September 29, 2015, or the Indenture, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

The Company will pay 6.000% interest per annum on the principal amount of the Notes, payable semi-annually on April 1 and October 1 of each year. Interest will accrue on the Notes from September 29, 2015, and the first interest payment date will be April 1, 2016. The Notes will mature on October 1, 2020, unless earlier redeemed or repurchased.

The Notes are jointly and severally guaranteed on an unsecured senior basis by most of the Company’s direct and indirect wholly owned U.S. subsidiaries, or the Subsidiary Guarantors. The Notes and the guarantees will be the Company’s and the Subsidiary Guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated debt. The Notes are effectively subordinated to the Company’s and the Subsidiary Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to October 1, 2017, the Company may, at its option, redeem all or a portion of the Notes at the make-whole price set forth in the Indenture. Prior to October 1, 2017, the Company may, at its option, redeem the Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture so long as at least $650.0 million in aggregate principal amount of the Notes remains outstanding immediately afterwards. The Company has the option to redeem all or a portion of the Notes at any time on or after October 1, 2017 at the redemption prices set forth in the Indenture. Upon the sale of certain assets or upon certain changes of control, the Company may be required to offer to repurchase the Notes under the terms set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior notes. Under the terms of the Indenture, the Company is also subject to covenants and restrictions which are substantially similar to those applicable to the Company’s currently outstanding senior notes.

This brief description of the Notes is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.                                        Other Events.

On September 29, 2015, the Company delivered notices of redemption to the applicable trustee with respect to all of the Company’s outstanding 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021. Upon the mailing of each call notice by the applicable trustee to the holders in accordance with the terms of the indentures and related supplements under which the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 were issued, such notes became irrevocably due and payable on October 13, 2015 (the “Redemption Date”), and at the redemption price set forth in the applicable call notice. The 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 will be redeemed with the proceeds from the sale of the Notes. On the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, all rights of holders with respect to each of the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 will terminate, except for the right to receive payment of the applicable redemption price upon surrender for redemption.

The redemptions of the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 will be made only by means of the applicable call notice mailed by the applicable trustee. This Current Report on Form 8-K does not constitute a notice of redemption of any of the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021.

A copy of the Company’s press release announcing the redemptions of the 6 3/4% Euro Senior Subordinated Notes due 2018, 7 3/4% Senior Subordinated Notes due 2019 and 8 3/8% Senior Subordinated Notes due 2021 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

4.1                               Senior Indenture, dated as of September 29, 2015, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)

99.1                        Press Release dated September 29, 2015. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President and General Counsel

Date: September 30, 2015